Exhibit 3.1

Delaware The First State Page 1 3047801 8100 SR# 20233558079 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204237415 Date: 09 - 25 - 23 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BREEZE HOLDINGS ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TWENTY - SECOND DAY OF SEPTEMBER, A.D. 2023, AT 12:12 O`CLOCK P.M.

1 State of Delaware Secretary of S tat e Division of Corporations Delivered 12:12 PM 09 / 22 1 2023 FILED 12:12 PM 09 / 22 n 023 SR 20233558079 - File N umb er 3047801 FOURTH AMENDMENT TOTHE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BREEZE HOLDINGS ACQUISITION CORP. Pursuant to Section 242 of the Delaware General Corporation Law BREEZE HOLDINGS ACQUISITION CORP. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows: 1. The name of the Corporation is Breeze Holdings Acquisition Corp . The Corporation's Certificate oflncorporation was filed in the office of the Secretary of State of the State of Delaware on June 11 , 2020 (the "Original Certificate") and was subsequently amended on July 15 , 2020 . An Amended and Restated Certificate oflncorporation was filed in the office of the Secretary of State of the State of Delaware on November 20 , 2020 and was subsequently amended on May 9 , 2022 , September 13 , 2022 and March 23 , 2023 (as amended, the"Amended and Restated Certificate oflncorporation") . 2. This Fourth Amendment to the Amended and Restated Certificate oflncorporation(this "Amendment") amends the Amended and Restated Certificate of Incorporation of the Corporation . 3. This Amendment was duly adopted by the affirmative vote of the holders of 65 % of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") . 4. The text of Section 9 . l(b) of Article IX is hereby amended and restated to read in full as follows : (b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters' over - allotment option) and certain other amounts specified in the Corporation's registration statement on Form S - 1 , as initially filed with the U . S . Securities and Exchange Commission (the " SEC") on July 16 , 2020 , as amended (the "Registration Statement"), shall be deposited in a trust account (the "Trust Account"), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement (the "Trust Agreement") . Except for the withdrawal of interest to pay taxes (less up to $ 100 , 000 interest to pay dissolution expenses), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100 % of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination by September 26 , 2023 (or, if the Office of the Delaware Divi s ion

2 of Corporations shall not be open for busines s (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open), which may be extended by the Corporation monthly for up to nine additiona l months (ultimately until as lat e as June 26 , 2024 ) in the sole discretion of the Corporation by the Corporation causing $ 0 . 035 for each Offering Share remaining outstanding, to be contributed into the Trust Account for each of the nine subsequen t calendar months commencing on September 26 , 2023 , needed by the Corporation to complete an initial busines s combination (the "Deadline Date")) and (iii) the redemption of share s inconnection with a vote seeking amend such provision s of this Amended and Restated Certificate as described in Section 9 . 7 . Holder s of shares of Common Stock included as par t of the units sold in the Offering (the "Offering Shares") (whether such Offering Shares wer e purchased in the Offering or in the secondary marke t following the Offering and whether or not such holder s are Breeze Sponsor, LL C (the "Sponsor" ), or officer s or director s of the Corporation, or affiliate s of any of the foregoing) are referred to herein as "Public Stockholders . " 5. The text of Section 9.2(d) of Article IX is hereby amended and restated to read in full as follows: (d) In the event that the Corporation has not consummated an initial Business Combination by September 26 , 2023 (which may be extended by the Corporation monthly for up to nine additional months (ultimately until as late as June 26 , 2024 ) in the sole discretion of the Corporation by the Corporation causing $ 0 . 035 for each Offering Share remaining outstanding, to be contributed into the Trust Account for each of the nine subsequent calendar months commencing on September 26 , 2023 , needed by the Corporation to complete an initial business combination) the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100 % of the Offering Shares in consideration of a per - share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less up to $ 100 , 000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation's obligations under the DGCL to provide for claims of creditors and other requirements of applicable law .

6. The text of Section 9.7 of Article IX is hereby amended and restated to read in full as follows: Additional Redemption Rights . If, in accordance with Section 9 . l(a), any amendment is made to this Amended and Restated Certificate (a) to modify the substance or timing of the Corporation's obligation to redeem 100 % of the Offering Shares if the Corporation has not consummated an initial business combination by September 26 , 2023 (which may be extended by the Corporation monthly for up to nine additional months (ultimately until as late as June 26 , 2024 ) or (b) with respect to any other material provisions of this Amended and Restated Certificate relating to stockholders' rights or pre - initial business combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per - share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares ; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation . IN WITNESS WHEREOF, Breeze Holdings Acquisition Corp . has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of this 22 nd day of September, 2023 . 3 BREEZE HOLDINGS ACQUISITION CORP. By: Name: Title: Isl J. Douglas Ramsey, Ph.D. J. Douglas Ramsey, Ph.D. Chief Executive Officer and Chief Financial Officer